ADMINISTRATIVE                FLYCAST

                            FlycastTM Communications
                                   Corporation
                       Web Advertising Services Agreement
                                   For Buyers







Company Name ("Buyer")                       Acceleration Software
Primary Site(s) URL(s)                       www.accelerationsw.com
Contact Person(s) Name                       Clint Ballard
Phone                                        (360) 697-9260
Email                                        clint@accelerationsw.com
Flycast Sales Representative                 J.B. Kropp
Flycast Customer Support
Representative







This agreement, dated April 24, 1998, describes the entire terms and conditions for the purchase of web advertising impressions on the Flycast Open Network.









Section 1.0. Definitions

1.1.  AdAgent
The  client  software   provided  by  Flycast  for  the  purpose  of  purchasing
impressions on the Flycast Open network.


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1.2.  Ad Creative.
The creative content of Buyer's advertising that appears when Buyer purchases an Impression.

1.3.  Ad Spaces.
The web page section (s) on Seller's web site registered with Flycast that generate Impressions.

1.3.  Buyers.
Customers who buy Impressions on the Flycast Open Network.

1.4.  Default Advertisements.
Advertisements promoting Seller's web site (or Seller's goods or services) that are displayed in the event there is no qualified Buyer for Impressions on Seller's Ad Spaces.

1.5.  Flycast.
Flycast Communications Corporation, a California corporation.

1.6.  Flycast Ad Management System.
The tools and services provided by Flycast to manage web advertising campaigns, including AdAgent, Ad Reporter, Site Registry and Site Reporter.

1.7.  Flycast Blind Buy Sale.
A transaction on the Flycast Open Network in which the Impression is sold as part of a pool of Impressions from multiple sites, and the Buyer is unable to specify web sites or Ad Spaces.

1.8.  Flycast Open Network.
The network of web sites on which Buyers can purchase Impressions.

1.9.  Flycast Spot Sale.
A transaction on the Flycast Open Network where the Impression is sold pursuant to a real-time bidding process to the highest bidder that bids above the Seller's minimum bid price.

1.10.  Flycast Upfront Sale.
A transaction on the Flycast Open Network where a fixed number of Impressions are sold to a specific Buyer (including Flycast) for a fixed, predetermined price. A Flycast Upfront Sale cannot be canceled by the Seller or by the Buyer.

1.11.  Impressions.
Web advertising impressions sold or made available for sale over the Flycast Open Network.

1.12.  Sellers.
Web sites that register Ad Spaces for sale on the Flycast Open Network.

1.13.  Seller Status Information.
The Seller's Impression sale parameters with respect to each Ad Space, including the number of Impressions available to be sold on the Flycast Open Network, the minimum price for the sale of the Impressions, etc.

1.14.  Site Registry.
The HTML form(s) on Flycast's web site used by Sellers to register their Ad Spaces with the Flycast Open Network, and to set and adjust Seller Status Information.

Section 2.0.  Buying Impressions

2.1.  Flycast Spot Sale.
Buyer represents and warrants that by using AdAgent to initiate a Flycast Spot Sale, it has made an offer to buy Impressions at its designated price. Neither Flycast nor the Sellers represent or warrant that Buyer will enter into a Flycast Spot Sale at its designated price, or otherwise secure impressions on the Sellers' Ad Spaces.

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2.2.  Flycast Upfront Sale.
Buyer represents and warrants that by using AdAgent to initiate a Flycast Upfront Sale, it has made a firm offer to buy Impressions at its designated price from a particular Seller. If Seller accepts this offer, Buyer represents and warrants that it is obligated to pay for the Flycast Upfront Sale in accordance with Section 2.6 hereof.

2.3.  AdAgent License.
Notwithstanding any other provision contained herein, Buyer represents and warrants that it shall use AdAgent in accordance with the AdAgent License Agreement attached hereto as Exhibit A. In addition, Buyer represents and warrants that it shall comply with the Terms and Conditions of use of AdAgent as may be posted on the Flycast web site from time to time.

2.4.  Billing.
Except as provided in Section 2.8, Flycast shall provide a detailed invoice to Buyer within thirty (30) days of the end of the month in which Impressions are purchased on the Flycast Open Network. For example, Buyer will be billed by the end of February for ads placed during the preceding month of January. If Buyer is also a Seller, Flycast has the option to adjust the invoice to reflect an offset equal to the amount of any balance due Flycast from the Seller's purchases of impressions on the Flycast Open Network.

2.5.  Payment.
Except as provided in Section 2.8, Buyer represents and warrants that it will pay Flycast within 30 days of the mailing date of the invoice. Late payments bear interest at the rate of 2% per month, or, if less, the highest rate permitted under law.

2.6.  Discrepancies.
Buyer has thirty (30) days from the receipt of the invoice to report any discrepancy or disagreement with the invoice. Flycast and Buyer will use their best efforts to resolve any discrepancy or disagreement quickly and fairly. The existence of a discrepancy with respect to a portion of the invoice does not relieve Buyer's obligation to pay the uncontested portion of the invoice on a timely basis.

2.7.  Credit Application: Prepayment.
Upon Buyer's completion of the credit application attached hereto as Exhibit B, Flycast will determine the Buyer's monthly credit limit. Buyer agrees that it will prepay any amounts anticipated to exceed its monthly credit limit.

2.8.  Credit Card Purchases.
Buyer may elect to pay any amounts due hereunder with a valid credit card. Buyer shall be required to pay amounts due hereunder with a credit card in the event Buyer's expenditures hereunder average $1,000 or less per month.

2.9.  Ad Blocking.
Flycast provides Sellers with an automated procedure for blocking selected advertisers or advertisements from appearing on their Ad Spaces. Seller is responsible for utilizing Flycast's ad blocking system in accordance with the procedures set forth on Flycast's web site. The effectiveness of the Flycast blocking procedure depends upon the Buyer registering accurately each Ad Creative using Flycast Ad Registry. Buyer represents and warrants that it will complete Ad Registry accurately and completely with respect to each Ad Creative Buyer places on the Flycast Open Network.

2.10.  Web Site Content.
Buyer can evaluate each Ad Space and associated web site or web page content prior to purchasing an Impression on the Flycast Open Network. Although Flycast maintains strict quality standards with respect to the content of the Sellers making Impressions available for sale, Flycast cannot determine the appropriateness of specific content for Buyer's advertising. Accordingly, it is the Buyer's responsibility to evaluate the content of the web site or web page associated with the Ad Spaces it purchases. BUYER AGREES THAT NEITHER FLYCAST NOR ANY SELLER SHALL BE LIABLE FOR THE CONTENTS OF ANY WEB SITE OR WEB PAGE ON THE FLYCAST OPEN NETWORK.

Section 3.0.  Standard Terms and Conditions



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Section 3.1.  Quality Assurance.
Buyer will conduct its web advertising campaigns on the Flycast Open Network in accordance with the highest industry standards. Buyer acknowledges that Flycast has no responsibility to review the Buyer's Ad Creative. Without limiting the foregoing, Buyer's web site(s) and Ad Creative shall not contain, or contain links to, content promoting the use of alcohol, tobacco or illegal substances; nudity, sex, pornography, or adult-oriented content; expletives or inappropriate language; content promoting illegal activity, racism, hate, "spam", mail fraud, pyramid schemes, or investment opportunities or advice not permitted under law; or any other content deemed inappropriate by Flycast in its sole discretion.

Section 3.2. Proprietary Rights.
Buyer agrees that it shall not have, nor will it claim, any right, title or interest in any advertising content delivered by Flycast (other than its own advertising content), the Flycast Ad Management System or any elements thereof (including, without limitation, the grant of a license in or to the Flycast Ad Management System or any software, source codes, modifications, updates and enhancements thereof or any other aspect of Flycast's service), the name "Flycast" or any derivative thereof, or any other trademarks or logos which are owned or controlled by Flycast and made available to Buyer in any manner.

Section 3.4.  Public Relations.
Flycast retains the right to refer to Buyer as a customer in its web site, press releases and marketing collateral.

Section 3.5.  Representation and Warranties.
Each party represents and warrants to the other party that such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts requires of it hereunder, and the execution of this Agreement and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a part or by which it is otherwise bound; and when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms. Such party acknowledges that the other party makes no representations, warranties or agreements (written or oral) related to the subject matter except as expressly provided for in this Agreement.

Section 3.6.  Limitation of Liability.
The parties agree that: (i) Flycast exercises no control and has no responsibility whatsoever over the content or quality of any web site content, Ad Spaces, or Ad Creative, (ii) use of Flycast's services is at Buyer's own risk, and (iii) this is not a contract for the sale of goods, and, therefore, is not subject to the Uniform Commercial Code.
EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE SERVICES ARE PROVIDED "AS IS" AND "AS AVAILABLE" AND FLYCAST DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, FOR THE ADVERTISING SERVICES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. Flycast shall not be liable for any advertisers or content providers whose content appear on the Flycast Open Network, nor the contents of any Ad Creative, web site or web page, nor shall Flycast be liable for any loss, cost, damage, or expense (including attorney's fees) incurred by Buyer or any content provider in connection with a content provider's or Buyer's participation in the Flycast Open Network. Flycast makes no guarantees with respect to the services rendered under this Agreement, and neither Flycast nor any of its officers, directors, agents, Flycast Open Network members or sponsors shall have any liability as a result of Flycast's performance of this Agreement, including, without limitation, Internet disruption, interrupted service, errors or delays in providing the service, levels of use or impressions, loss of data, failure to provide requested subject categories, failure to meet Seller or advertiser's requirements, or other injury, damage, or disruption to advertiser or advertiser's web site. Without limiting the foregoing, Flycast's entire liability under, for breach of, arising under, or related to this Agreement or the services to be provided hereunder (whether in tort, contract or any other theory), and Buyer's sole remedy, is for Flycast, if possible, to provide the services agreed hereunder or refund any amounts prepaid by Buyer related to the services giving rise to such liability, provided such refund shall not exceed the aggregate charges for services rendered for the prior six months under this Agreement that gave rise to such liability. In no event shall Flycast be liable for indirect, exemplary, special, incidental or consequential damages, or costs, including but not limited to, any lost profits or revenues, loss of use or goodwill, or any third party claims, even if such party has been advised of the possibility of such damages.


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Section 3.7.  Nondisclosure and Proprietary Information.
Buyer shall not disclose any of the terms and conditions of this Agreement to any third party without the express written consent of Flycast. Neither party shall disclose to any third party the Confidential Information of the other party and shall not use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving party. "Confidential Information" means any information of a party disclosed to the other party, which is identified as, or should be reasonably understood to be, confidential to the disclosing party, including, but not limited to the results of Buyer's purchase of Impressions on the Flycast Open Network, know-how, trade secrets, technical processes and formulas, software, customer lists, unpublished financial information, business plans, projections, and marketing data. "Confidential Information" shall not include information that (i) is known to the receiving party at the time it receives Confidential Information; (ii) has become publicly known through no wrongful act of the receiving party; (iii) has been rightfully received by the receiving party from a third party authorized to make such communication without restriction; (iv) has been approved for release by written authorization of the disclosing party; or (v) is required by law to be disclosed.

Section 3.8. Indemnification.
Buyer, at its own expense, shall indemnify, defend and hold Flycast and its officers, directors, employees, agents, distributors and licensees harmless from and against any judgement, losses, deficiencies, damages, liabilities, costs and expenses ( including reasonable attorneys' fees and expenses) incurred in connection with or arising from any claim, suit, action or proceeding (collectively, a "Claim") to the extent the basis of such Claim relates to a breach by Buyer under this Agreement or in connection with claims arising out of publication of any content or information published by Buyer hereunder (including, without limitation, any claim of trademark or copyright infringement, libel, defamation or breach of confidentiality) or any product or service related to such content or information or any breach of a third party contact.

Section 3.9.  Miscellaneous.

(a) Independent Contractors. The parties to this Agreement are independent contractors. Neither party is an agent or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the parties or to impose any liability attributable to such a relationship upon either party.

(b) Entire Agreement. This Agreement and the AdAgent License Agreement attached hereto as Exhibit A sets forth the entire Agreement between the parties and supersedes prior proposals, agreements, and representations between the parties, whether written or oral, regarding the subject matter contained herein. This Agreement may be changed only by mutual agreement of the parties in writing. This Agreement shall be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same document.

(c) Assignment. Buyer may not assign or otherwise transfer, whether voluntarily or by operator of law, any rights or obligations under this Agreement without the prior written consent of Flycast.

(d) Governing Law/Notice. This Agreement shall be construed and interpreted according to the laws of the State of California without reference to conflicts of law provisions. The parties hereby consent to the exclusive jurisdiction of the courts of San Francisco County, California. All written notices between the parties shall be deemed to have been given if personally delivered, sent by courier or certified, registered or express mail, transmitted by electronic mail via the Internet (with copy sent by registered or certified airmail) to the address set forth above (or as otherwise directed in writing). Unless otherwise provided herein, all notices shall be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by electronic mail or by courier; or (b) three (3) days after the date of posting if transmitted by mail.

(e) Waiver/Severability. The waiver by either party of a breach or right under this Agreement will not constitute a waiver of any other or subsequent breach or right. If any provision of this Agreement is found to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed from the remainder of this Agreement, which will remain in full force and effect.



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(f) Force Majeure. Flycast shall not be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure of its performance under this Agreement arises by reason of any Act of God, or any government or any governmental body, acts of war, strikes or labor disputes, or other cause beyond the control of Flycast.




Flycast Communications Corporation


By: /s/ Rick Thompson
Title: COO
Flycast Communications Corporation



Buyer


By: /s/    Clinton L. Ballard
Title: C.E.O.
(Company Name): Acceleration Software


Exhibit A

AdAgent License Agreement

ONCE YOU DOWNLOAD FLYCAST'S SOFTWARE, YOU AND THE COMPANY OR ENTITY THAT YOU REPRESENT ("YOU") WILL BE BOUND BY THE FOLLOWING LICENSE AGREEMENT ("AGREEMENT").

1. GRANT. Subject to the terms of this Agreement, Flycast Communications Corporation ("Flycast") hereby grants You a limited, personal, nontransferable, nonsublicensable, royalty-free, nonexclusive license to use the AdAgent software product that You are about to download in object code form, along with the documentation that accompanies it ("Software") for managing, displaying, and placing advertising on the World Wide Web. The Software consists of various components, which are identified by appropriate filenames in the download. You may copy, distribute, install, and use AdAgent for internal use only. You may only install and use one copy of the AdAgent and other components of the Software. You may also copy the Software for archival purposes, provided any copy must contain all

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     of the original Software's proprietary notices.

2. RESTRICTIONS. You may not, directly or indirectly: modify, translate, reverse engineer, decompile, disassemble (except to the extent applicable laws specifically prohibit such restriction), create derivative works based on, or otherwise attempt to discover the source code or underlying ideas or algorithms of the Software; a copy and distribute (except for the purposes set forth above), rent, lease, or otherwise transfer rights to the Software; use the Software for timesharing or service bureau purposes, or for performing comparisons or other "benchmarking" activities, either alone or in connection with any other software (and you will not publish the results of such activities); or remove any proprietary notices or labels on the Software. As between the parties, title, ownership rights, and intellectual property rights in and to the Software, and any copies or portions thereof, shall remain in Flycast and its suppliers and licensors. The Software is protected by the copyrights laws of the United States and international copyright treaties.
3. SUPPORT AND UPGRADES. This agreement does not obligate Flycast to provide any support or upgrades, patches, enhancements, and fixes (collectively, "Upgrades") for the Software. Notwithstanding the foregoing, and Upgrades that You may receive become part of the Software and the terms of this Agreement apply to them.
4. CONTENT. Title, ownership rights, and intellectual property rights in and to any advertisements, information, text, pictures, images, avatars, characters, sounds, personalities, code (source and object), data and other materials ("Content") provided by third parties, or accessed through, managed with, processed with, or otherwise used in connection with the Software is the property of the applicable owner any may be protected by applicable copyright or other law. This Agreement gives You no rights, title, or interest to Content (including without limitation Content that You post or create using the Software). Flycast exercises no screening, editorial, or other control over Content, and Content may include material that could be deemed distasteful, misleading, inaccurate, offensive, pornographic or otherwise objectionable. You hereby agree to indemnify and hold harmless Flycast from any and all damages, liability, costs, and expenses (Including attorneys' fees) arising from claims related to your use of the Content, including, without limitation, infringement, misappropriation, privacy, security, right of publicity, false advertising, fraud, consumer protection, and claims that Content is obscene, pornographic, indecent, or otherwise objectionable.
5. WARRANTY AND DISCLAIMER. FLYCAST PROVIDES THE SOFTWARE AND ANY SERVICES THAT YOU RECEIVE "AS IS" AND WITHOUT WARRANTY OF ANY KIND, AND FLYCAST HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PERFORMANCE, ACCURACY, RELIABILITY, AND NON-INFRINGEMENT. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT.
6. LIMITATION OF LIABILITY. You assume the entire risk as to the quality and performance of the Software. Flycast assumes no liability for the cost of any service or repair if the Software is defective. Further, You assume the responsibility f, and any costs or liability associated with, making a connection (by any means) to the Internet, or other online service, or network and You understand that some features of the Software will not operate without such a connection. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, STRICT LIABILITY, OR OTHERWISE, SHALL FLYCAST OR ITS LICENSORS, SUPPLIERS OR RESELLERS BE LIABLE TO YOU OR ANY OTHER PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF GOODWILL, WORK STOPPAGE, ACCURACY OF RESULTS, COMPUTER FAILURE OR MALFUNCTION, DAMAGES RESULTING FROM DISABLING OF THE SOFTWARE, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES. IN NO EVENT WILL
     FLYCAST BE LIABLE FOR ANY DAMAGES IN EXCESS OF THE LICENSE FEES PAID IN CONNECTION WITH THE SOFTWARE, EVEN IF FLYCAST SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.
7. TERMINATION. This Agreement will become effective upon the effective date of the Web Advertising Services Agreement between You and Flycast and will last until terminated under this Section. You may terminate this Agreement and the license granted herein at any time by destroying or removing from all hard drives, networks, and other storage media all copies of the Software, and paying all amounts due to

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     Flycast under the web Advertising Services Agreement. Flycast may terminate this Agreement and the license granted herein immediately if You breach any provision of this Agreement. This Agreement will automatically terminate, without notice from Flycast, upon the termination of the web Advertising Services Agreement between You and Flycast. Upon termination of this Agreement You agree to destroy or remove from such storage media all copies of the Software. Sections 2 and 4 through 11 shall survive termination of this Agreement.
8. EXPORT CONTROLS. You shall comply with all export laws and restrictions and regulations of the Department of Commerce, the United States Department of Treasury Office of Foreign Assets Control ("OFAC"), or other United States or foreign agency or authority, and agree not to export, or allow the export or re-export of the Software in violation of any such restrictions, laws or regulations (including, without limitation, export or re-export to destinations prohibited either in Country Groups Q, S, W, Y or Z country specified in the then current Supplement No. 1 to Section 770 of the U.S. Export Administration regulations (or any successor supplement or regulations), or the OFAC regulations found at 31 C.F.R. 500 et seq.)
     By downloading or using the Software, You are agreeing to the foregoing and You are representing and warranting that You are not located in, under the control of, or a national or resident of any restricted country or on any such list.
9. U.S. GOVERNMENT RESTRICTED RIGHTS. Use, duplication or disclosure of the Software by the Government is subject to restrictions set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFAR 252227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software - Restricted Rights at FAR 52.227-19, as applicable, and all other Federal laws and regulations that protect Flycast's rights in privately developed computer software.
10. MISCELLANEOUS. This Agreement represents the complete agreement concerning this license between the parties and supersedes all prior agreements and representations between them. It may be amended only by a writing executed by both parties. If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable. This Agreement shall be governed by and construed under California law, without reference to conflict of law provisions.
11. CONFIDENTIALITY. The Software and other technical, business, and financial information, including, without limitation, all pricing information, that You receive from Flycast is the confidential information of Flycast ("Confidential Information"). You agree not to disclose or use Confidential Information for any purpose except the purposes permitted in this Agreement. Confidential Information shall remain confidential until You can document that such Confidential Information is generally available to the public. You acknowledge that a breach of the obligations of this Section will cause irreparable harm to Flycast, and you hereby consent to Flycast being entitled to equitable relief (in addition to any other remedies) to enforce the terms of this Section.